AMENDMENT TO CONSULTING AGREEMENT

Amendment, dated as of August 4, 2006 by and between Accoona Corp., a Delaware corporation (“Company”), and S.P.B.D. Consulting Corp., a New York corporation (“Consulting Firm”)

W I T N E S S E T H:

WHEREAS, Company and Consulting Firm are parties to a Consulting Agreement dated as of November 1, 2004 (as amended to date, the “Consulting Agreement”); and

WHEREAS, the Consulting Agreement provides for the Services (as defined in the Consulting Agreement) to be provided by Armand Rousso (‘Consultant”) or such other persons as Consulting Firm may designate.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

1.  Section 4(a) of the Consulting Agreement is hereby amended and restated to read in its entirety as follows:

“(a) As consideration for Consulting Firm’s agreement to enter into this Agreement and rendering the Services, Company shall pay to Consulting Firm throughout the Consulting Period a fee at the rate of $1,560,000 per year; provided, however, such rate shall decrease to the rate of $780,000 per year effective January 1, 2007 (the “Consultant Fee”); such fee payable generally in quarterly installments upon presentation of invoices for the quarter.

2.  In the event of any conflict between the terms of this Amendment and any prior amendment to the Consulting Agreement, the terms of this Amendment shall prevail. Without limiting the foregoing, the provisions in the amendment(s) to the Consulting Agreement identifying particular Advisors and the amounts to be paid for their services are null and void.

3.  Except as specifically amended hereby, the Consulting Agreement shall continue in full force and effect unmodified and the parties hereby reaffirm the same.

IN WITNESS WHEREOF, this Amendment has been executed by and on behalf of the parties hereto to become effective as of the day and year first above written.

ACCOONA CORP.

By:	/s/ Stuart S. Kauder
Stuart S. Kauder Chief Executive Officer

S.P.B.D. CONSULTING CORP.

By:	/s/ Armand Rousso
Armand Rousso Chief Executive Officer